                                                                   EXHIBIT 14(d)

                               CONSENT OF COUNSEL

     We hereby consent to the use of our name and to the references to our Firm included in the Registration Statement on Form N-14 of Columbia Short Term Bond Fund, Inc. under the Securities Act of 1933 (the "1933 Act") and the Investment Company Act of 1940. This consent does not constitute a consent under section 7 of the 1933 Act, and in consenting to the use of our name and the references to our Firm we have not certified any part of the Registration Statement and do not otherwise come within the categories of persons whose consent is required under section 7 or the rules and regulations of the Securities and Exchange Commission thereunder.


                                        /s/ STOEL RIVES LLP
                                        --------------------------------------
                                        STOEL RIVES LLP


Portland, Oregon
July 3, 2002